UNIT CORPORATION
LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Unit Corporation Long Term Incentive Plan, as amended from time to time (the “Plan”), Unit Corporation, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this ”Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Total Number of Restricted Stock Units:
Vesting Schedule:	Except as provided in Sections 3 and 4 of the Agreement, the RSUs shall vest according to the following schedule, so long as you remain continuously employed by the Company or its Affiliates from the Date of Grant through each applicable vesting date set forth below:

Vesting Date	Percentage of RSUs that Vest
The date that is 13 months following the Date of Grant	33 1/3%
October 1, 2023	33 1/3%
October 1, 2024	33 1/3%
By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    UNIT CORPORATION

    By:
    Name: Drew Harding
    Title: Vice President and General Counsel

    PARTICIPANT

    Name:

SIGNATURE PAGE TO
RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Unit Corporation, a Delaware corporation (the “Company”), and _________ (the “Participant”).
1.Defined Terms. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement, the following term shall have the meaning specified below:
(a)“Cause” means “cause” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), Cause shall mean (i) the conviction of a felony or other crime involving moral turpitude; (ii) the commission of any act or omission involving dishonesty, disloyalty or fraud, including with respect to the Company or any of its Affiliates or any of their customers or suppliers; (iii) reporting to work under the impairment of alcohol or drugs, or the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its Affiliates substantial public disgrace or disrepute or substantial economic harm; (iv) failure to perform all material duties as reasonably directed by Participant’s direct supervisor; (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Affiliates whether or not resulting in a disadvantage or detriment to the Company and its Affiliates; (vi) breach of any duty, gross negligence, or willful misconduct with respect to the Company or any of its Affiliates; or (vii) any other material breach of this Agreement.
(b)“Good Reason” means “good reason” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “good reason” (or a term of like import), Good Reason shall mean (i) a material diminution in the Participant’s base salary, (ii) a material diminution in the Participant’s authority, duties and responsibilities, taken as a whole, or (iii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Date of Grant; provided that, in the case of the Participant’s assertion of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 30 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of termination of the Participant’s employment or other service relationship with the Company or an Affiliate must occur within 90 days after such notice is received by the Company.
(c)“Protection Period” means the period of time beginning on the date of a Change in Control (as defined in the Plan) and ending on the first anniversary of the date of such Change in Control.

2.Award.  In consideration of the Participant’s past and/or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the RSUs. Before settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
3.Vesting of RSUs. Except as otherwise set forth in this Section 3 or Section 4, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.
4.Effect of Termination of Employment; Change in Control.
(a)Termination without Cause. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment with the Company or an Affiliate by the Company or an Affiliate without Cause, the RSUs shall immediately become fully vested upon the date of such termination of employment.
(b)Change in Control. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the termination of the Participant’s employment with the Company or an Affiliate by the Participant for Good Reason during the Protection Period, then the RSUs shall immediately become fully vested upon the date of such termination of employment.
(c)Other Terminations. Except as otherwise provided in this Section 4, if a termination of the Participant’s employment occurs with the Company or an Affiliate for any other reason, any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically as of the date of termination with no further action by the Company and will be forfeited without further notice and at no cost to the Company.
5.Settlement of RSUs. Following the vesting of the RSUs pursuant to Section 3 or 4, the Company shall deliver to the Participant a number of shares of Stock equal to the number of RSUs that vested either (a) as soon as practicable following the applicable vesting date but within 60 days after such vesting date or (b) if applicable, at the time elected by the Participant to defer settlement. If a Participant would like to defer settlement pursuant to clause (b) of the first sentence of this Section 5, then the Participant should contact Drew Harding, the Company’s General Counsel at drew.harding@unitcorp.com in order to make a deferral election. A Participant must make a deferral election within thirty (30) days from the Date of Grant or such election will be deemed invalid and any settlement of RSUs will occur pursuant to clause (a) of the first sentence of this Section 5. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
6.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
7.Employment Relationship. For purposes of this Agreement the Participant shall be considered to be employed by the Company or an Affiliate as long as the Participant remains an employee of any of the Company, an Affiliate or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that the Participant shall be considered to have terminated employment with the Company (a) when the Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs the Participant.
8.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
9.Securities Representations. Upon the vesting of the Award prior to the registration of the shares of Stock to be issued hereunder pursuant to the Securities Act, the Participant shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of shares of Stock by the Company hereunder shall be made in reliance upon the express representations and warranties of the Participant:
(a)The Participant is acquiring and will hold the shares of Stock to be issued hereunder for investment for the Participant’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.
(b)The Participant will not transfer the shares of Stock deliverable upon vesting of the Award in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant agrees that the Participant will not dispose of the shares of Stock to be issued hereunder unless and until the Participant has complied with all requirements of the Plan and this Agreement applicable to the disposition of such shares of Stock.
(c)The Participant has been furnished with, and has had access to, such information as the Participant considers necessary or appropriate for deciding whether to invest in the shares of Stock to be issued hereunder, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such shares of Stock.
(d)The Participant is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing the Participant’s financial condition, to hold the shares of Stock to be issued hereunder for an indefinite period and to suffer a complete loss of the Participant’s investment in such shares of Stock.
10.Compliance with Applicable Law. The issuance and transfer of shares of Stock hereunder is subject to compliance by the Company and the Participant with all requirements of federal and state securities laws and with all requirements of any stock exchange on which the Company's shares of Stock may be listed. No shares of Stock shall be issued or transferred unless any then applicable requirements of state and federal laws and regulatory agencies have been complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Stock with the Securities and Exchange Commission (the “SEC”), any state securities commission or any stock exchange to effect such compliance.
11.Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed.

If the shares of Stock issued hereunder are held in book-entry form, then such entry shall reflect that the shares are subject to the restrictions set forth in this Agreement.
12.Rights as a Stockholder; Dividend Equivalent Rights.
(a)The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement (including Section 11(b)).
(b)Each RSU subject to this Award is granted in tandem with a corresponding dividend equivalent right (“DER”), which DER remains outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the RSU to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and under this Agreement, in an amount equal to any dividends paid by the Company regarding the share of Stock underlying the RSU to which such DER relates. The Company shall establish, regarding each RSU, a separate DER bookkeeping account for such RSU (a “DER Account”), which will be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid while such RSU remains outstanding regarding the share of Stock underlying the RSU to which such DER relates. On vesting of an RSU, the DER (and the DER Account) regarding the vested RSU will also become vested. Similarly, on the forfeiture of a RSU, the DER (and the DER Account) regarding the forfeited RSU will also be forfeited. DERs will not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the date that the RSU is settled under Section 5 or the forfeiture of the RSU underlying such DER. Payments regarding vested DERs will be made either (i) as soon as practicable following the applicable vesting date but within 60 days after such vesting date or (ii) if applicable, at the time elected by the Participant to defer settlement. The Participant will not receive any interest regarding the payment of DERs. The DERs and any amounts that may become payable in respect thereof will be treated separately from the RSUs for purposes of the Nonqualified Deferred Compensation Rules (including for the designation of the time and form of payments required by the Nonqualified Deferred Compensation Rules).
(c)Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee, or distributee, under this Agreement will be in full satisfaction of all claims of that Person.
13.No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Board.

14.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Unit Corporation
8200 South Unit Drive
Tulsa, Oklahoma 74132
Attention: Vice President, Human Resources

    If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
15.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
16.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
17.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
18.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
19.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. With respect to any claim or dispute related to or arising under this Agreement, Participant hereby consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in the state of Oklahoma. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in the state of Oklahoma.
20.Company Recoupment of Awards. A Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company clawback or recoupment policy or other agreement or arrangement with a Participant and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC.
21.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
22.Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
23.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

24.Section 409A. This Agreement is intended to comply with the Nonqualified Deferred Compensation Rules or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his/her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.